Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

11/19/2021 09:25:15 AM

Work Order Number: W2021111900430 - 1726483
Reference Number: 20211904256
Through Date: 11/19/2021 09:25:15 AM
Corporate Name: Fourth Wave Energy, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20211847701	Amendment Before Issuance of Stock - 09/28/2021	2
20211152453	Annual List - 01/08/2021	2
20200576098	Certificate of Designation - 03/30/2020	4
20200563747	Amendment After Issuance of Stock - 03/23/2020	1
20200439032	Annual List - 01/27/2020	2
20190022391-99	Annual List - 01/17/2019	1
20180453583-29	Amendment - 10/17/2018	1
20180017671-53	Amendment - 01/11/2018	1
20180017672-64	Amended List - 01/11/2018	1
20170518113-09	Annual List - 12/07/2017	1
20170518114-10	Amendment - 12/07/2017	1
20170385610-93	Amended List - 09/08/2017	1
20170019683-17	Annual List - 01/17/2017	1
20160015439-51	Annual List - 01/13/2016	1
20150102673-27	Amendment - 03/04/2015	1
20150017898-21	Annual List - 01/14/2015	1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

20150017899-32	Annual List - 01/14/2015	1
20120865474-19	Annual List - 12/26/2012	1
20120005039-22	Annual List - 01/04/2012	1
20110097218-01	Initial List - 02/07/2011	1
20110046747-32	Articles of Incorporation - 01/21/2011	6

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Electronically Certified
Certificate Number: B202111192165399
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20211847701 Filed On 9/28/2021 10:00:00 AM Number of Pages 2

- b - ?! · ' 1/1 /: : d l lli K \ · .; : : :.: - • . - . - . - , : o . . •._ _ : - :; . ' . " "= · • < - - . . ' - " \ ". \ \ ) BARBARA K . CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 · Website: www.nvsos.gov 4 T 5 C 6 ( C L Profit Corporation: Certificate of Amendment (PuRsuANTrn NRs 18 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT To NRs 78.403) Officer's Statement (PuRsuANTTo NRs 80 . 030 . Effective Date and ime: ( Optiona l ) Date : Time : (must not be later than 90 days after the certificate is filed) . Information Being hanged: ( Domest i c co r po r at i ons only) Changes to takes the follow i ng effect: O The entity name has been amended . 0 The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) O The purpose of the entity has been amended . I.R J Th e authorize d shares hav e bee n amended. 0 The d i rectors, managers or general partners have been amended . 0 IRS tax language has been added . 0 Articles have been added . O Articles have been deleted . 0 Other . The articles have been amended as follows : (provide article numbers , if available) ! chan _ ge _ illion autherized shares to 500Million common shares (attach additional page(s) i f necessary) --- C _ e _ o '!.. . - _ Sign Title x Signature of Officer or Authorized Signer Title •it any proposed amendment would alter . or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . . Signature: Requ i red ) Please include any required or optional information in space below: (attach additional page(s) if necessary) urrently we have 5 , 000,000 authorized shares at 0.001 we need to change to common shares and add 495,000 , 000 shares making our total common shares 500,000,000 shares at 0 . 001 par value eave the other 1,000 shares at 0 . 01 as authorised and untouched This form must be accompanied by appropriate fees . Pag e 2 o f 2 Re vi s e d : 1 / 1 / 2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application ANNUAL AMENDED (check one) List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: Fourth Wave Energy, Inc. NV20111048323 NAME OF ENTITY Entity or Nevada Business Identification Number (NVID) TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: 0001273511 Nonprofit Corporation (see nonprofit sections below) Limited - Liability Company Limited Partnership Limited - Liability Partnership Limited - Liability Limited Partnership Business Trust Corporation Sole Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit - owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit - owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is required Yes - the "Charitable Solicitation Registration Statement" is required. The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** page 1 of 2 Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20211152453 Filed On 01/08/2021 05:46:11 AM Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE TREASURER:

Name	Country		
J. JACOB ISAACS	USA		
Address	**City**	**State**	**Zip/Postal Code**
75 E Santa Clara St 6th Fl	San Jose	CA	95113

CORPORATION, INDICATE THE DIRECTOR:

Name	Country		
J. JACOB ISAACS	USA		
Address	**City**	**State**	**Zip/Postal Code**
75 E Santa Clara St 6th Fl	San Jose	CA	95113

CORPORATION, INDICATE THE SECRETARY:

Name	Country		
J.JACOB ISAACS	USA		
Address	**City**	**State**	**Zip/Postal Code**
75 E Santa Clara St 6th Fl	San Jose	CA	95113

CORPORATION, INDICATE THE PRESIDENT:

Name	Country		
J. JACOB ISAACS	USA		
Address	**City**	**State**	**Zip/Postal Code**
75 E Santa Clara St 6th Fl	San Jose	CA	95113

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X J JACOB ISAACS

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title: President

Date: 01/08/2021

page 2 of 2

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20200576098 Filed On 3/30/2020 8:00:00 AM Number of Pages 4

From : 303 839 5414 Page : 4/6 D?t : 3/_27/2_020 12:29 : 29 PM . - - - . ( - - - - . . . - CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE SERIES A PREFERRED STOCK OF FOURT H WAVE ENERGY , INC. (f/k/a PIERRE COR P ) The relative rights and preferences of the Series A Preferred Shares are as follows: 1. Designation and Amount . The share s of suc h serie s shal l be designed as 11 Series A Preferred Shares" (tbe "Series A Preferred Shares"), $ 0 . 01 par value, and the number of shares constituting such series shall be 1 , 000 . The number of shares constituting such series may, unless prohibited by the Articles of Incorporation, be decreased by . resolution of the Board of Directors ; provided that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible in Series A Preferred Shares . 2. Dividends and Distributions . (i) The holders of Series A Preferred Shar:es, in preference to the holders of Common Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, annual dividends payable in cash on the 31 st day of December in each year, commencing on December 31 , 2020 at the rate of $ 0 . 10 per share per year . (ii) Dividends which are not declared will not accrue . Dividends not declared will not cumulate . Accrued but unpaid dividends shall not bear interest . Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time such dividends are declared and become payable shall be allocated pro rata on a share - by - share basis among all such shares outstanding at that time . The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than thirty (30) days prior to the date fixed for the payment thereof . 3 . Voting Rights . Each Series A Preferred Share will entitle the holder thereof to vote on all matters submitted to a vote of the shareholders of the Corporation or with respect to actions that may be taken by written consent . The number of votes that the holder each Series A preferred shares will be entitled to cast is determined by the following formula : Xx 250% 1,000 Where: X = number of votes entitled to be cast by holders of this Corporation's common stock or by holders of any other outstanding security of this Corporation. This fax was received by GFI FaxMaker fax se,ver . For more information , v i sit: http : //www . gfi . com

F rom : 30 3 83 9 5414 Page : 5/ 6 D † lt_ e 3/_27/2_02 0 12 : 29:29 PM Except as otherwise provided herein or in any other Certificate of Designation creating a series of Preferred Shares or by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation . Except as otherwise provided herein or by law, the holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate action . 4. Certain Restrictions (i) Whenever dividends declared or other distributions payable on the Series A Preferred Shares as provided in Section 2 hereof are in arrears, thereafter and until all unpaid dividends and distributions on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not : (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares ; (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the - hol ers of all such shares are then entitled ; (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Shares ; or (d) redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series of classes . 2 This fa x was received by GFI FaxMaker fax server . For more information , visit: http://www . gfi . com

From : 303 839 5414 Page : 6/6 D † l e 3/_27/2920 12 : 29 : 29 PM (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Section 4 , purchase or otherwise acquire such shares at such time and in such manner . 5. Reacquired Shares . Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall constitute authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Shares or as otherwise required by law . 6. Liquidation, Dissolution or Winding Up . Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, pri'or thereto, the holders of Series A Preferred Shares shall have received $ 1 . 00 per share, plus an amount equal to declared and unpaid dividends and distributions thereon t o th e date of suc h payment . 7. Conversion . A t any tim e and a t the option of the holder of th e Serie s A Preferred Stock, each share of the Series A Preferred Stock will be con v ertible at any time into one share of the Corporation's common stock . In the event the Corporation shall at any time after March 26 , 2020 declare or pay any dividend on Common Shares payable in Common Shares , or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the number of Common Shares issuable upon the conversion of the Series A Preferred Shares immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event . If any Series A Preferred share or shares are converted into a loan, and after demand for payment the Corporation fails to pay the amounts due the holder, then the holder shall be entitled to recover all principal and interest and all costs of collection, including a reasonable attorney's fee . 8. Consolidation, Merger, Exchange, etc . . In case the Corporation shall enter into any consolidation, merger, combinatio statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share equal to the aggregate amount of stock, securities, money and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged . 4 111 W a ve Cort ofDcsig Ser i A Attach, 3 - 27 - 20 3 This fa x was recei v ed by GFI Fa x Maker fax server . For more information , visit: http : //www . gf i. com

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20200563747 Filed On 3/23/2020 8:00:00 AM Number of Pages 1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application ANNUAL AMENDED (check one) List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: PIERRE CORP. NV20111048323 NAME OF ENTITY Entity or Nevada Business Identification Number (NVID) TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: 0001652958 Nonprofit Corporation (see nonprofit sections below) Limited - Liability Company Limited Partnership Limited - Liability Partnership Limited - Liability Limited Partnership Business Trust Corporation Sole Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit - owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit - owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is required Yes - the "Charitable Solicitation Registration Statement" is required. The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** page 1 of 2 Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20200439032 Filed On 01/27/2020 06:27:46 AM Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE TREASURER:

Name	Country		
J. JACOB ISAACS	USA		
Address	**City**	**State**	**Zip/Postal Code**
750 N San Vicente suite 800 West	West Hollywood	CA	90069

CORPORATION, INDICATE THE DIRECTOR:

Name	Country		
J. JACOB ISAACS	USA		
Address	**City**	**State**	**Zip/Postal Code**
750 N San Vicente suite 800 West	West Hollywood	CA	90069

CORPORATION, INDICATE THE PRESIDENT:

Name	Country		
J.JACOB ISAACS	USA		
Address	**City**	**State**	**Zip/Postal Code**
750 N San Vicente suite 800 West	West Hollywood	CA	90069

CORPORATION, INDICATE THE SECRETARY:

Name	Country		
J.JACOB ISAACS	USA		
Address	**City**	**State**	**Zip/Postal Code**
750 N San Vicente suite 800 West	West Hollywood	CA	90069

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X J.JACOB ISAACS — President — 01/27/2020

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED* — Title — Date

page 2 of 2

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20190022391 - 99 Filed On 01/17/2019 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20180453583 - 29 Filed On 10/17/2018 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20180017671 - 53 Filed On 01/11/2018 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20180017672 - 64 Filed On 01/11/2018 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20170518113 - 09 Filed On 12/07/2017 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20170518114 - 10 Filed On 12/07/2017 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20170385610 - 93 Filed On 09/08/2017 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20170019683 - 17 Filed On 01/17/2017 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20160015439 - 51 Filed On 01/13/2016 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20150102673 - 27 Filed On 03/04/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20150017898 - 21 Filed On 01/14/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20150017899 - 32 Filed On 01/14/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20120865474 - 19 Filed On 12/26/2012 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20120005039 - 22 Filed On 01/04/2012 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20110097218 - 01 Filed On 02/07/2011 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0034092011 - 6 Filing Number 20110046747 - 32 Filed On 01/21/2011 Number of Pages 6

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Wadena Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Val-U-Corp Services, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 1802 North Carson Street; Suite 108 — City: Carson City — Nevada NV — Zip Code: 89701 Mailing Address (if different from street address) — City — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Common — Par value per share: $0.001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Daniel A. Kramer (Name) 1802 North Carson Street; Suite 108 — Carson City — NV — 89701 (Street Address, City, State, Zip Code) 2) Name Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Daniel A. Kramer (Name) — X [signature] (Incorporator Signature) 1802 North Carson Street; Suite 108 — Carson City — NV — 89701 (Address, City, State, Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — January 21, 2011 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

Articles of Incorporation Of Wadena Corp. First. The name of the corporation is Wadena Corp. Second. The registered office of the corporation in the State of Nevada is located at 1802 N. Carson Street, Suite 108, Carson City, Nevada 89701. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By - Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada. Third. The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following: a) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law. b) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized. c) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law. d) Shall have power to sue and be sued in any court of law or equity. e) Shall have power to make contracts. f) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country. g) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation. h) Shall have power to make By - Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders. i) Shall have power to wind up and dissolve itself, or be wound up or dissolved. j) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document. k) Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object. I) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any. m) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund. n) Shall have power to conduct business, have one or more offices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries. o) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendments thereof. p) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes. q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law. Fourth. That the total number of stock authorized that may be issued by the Corporation is one hundred million (100,000,000) shares of Common stock with a par value of one tenth of one cent ($0.001 ) per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors. Fifth. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By - Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of the Director shall be listed as follows: Daniel A. Kramer 1802 N. Carson St., Ste. 108, Carson City, NV 89701

Sixth. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation. Seventh. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows: Daniel A. Kramer 1802 N. Carson St., Ste.108, Carson City, NV 89701 Eighth. The Registered Agent for this corporation shall be VAL - U - CORP SERVICES, INC. The address of the Registered Agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be: 1802 N. Carson Street, Suite 108, Carson City, Nevada 89701. Ninth. The corporation is to have perpetual existence. Tenth. In furtherance and not in limitation of the powers conferred by the statute, the Board of Directors is expressly authorized: a) Subject to the By - Laws, if any, adopted by the Stockholders, to make, alter or amend the By - Laws of the corporation. b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation. c) By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in the resolution, or in the By - Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee, or committees, shall have such name, or names as may be stated in the By - Laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors. d) When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation. Eleventh. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed ofby the

Board of Directors to such persons and on such terms as in its discretion it shall deem advisable. Twelfth. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification. Thirteenth. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles oflncorporation, in the manner now or hereafter prescribed by statute, or by the Articles oflncorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation. I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles oflncorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this January 21, 2011. Daniel A. Kran1e1 Incorporator